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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 April 30, 1997
                              ---------------------
                                 Date of Report
                       (Date of earliest event reported)



                                  EGGHEAD, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Washington                    0-16930                91-1296187
-------------------------------   ---------------------   ----------------------
  (State or other jurisdiction    (Commission File No.)       (IRS Employer
        of incorporation)                                  Identification No.)

                             22705 East Mission Ave.
                         Liberty Lake, Washington  99019
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          (Address of principal executive offices, including zip code)

                                 (509) 921-2880
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                   Page 1 of 6
                         Exhibit Index appears on page 6

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ITEM 5.   OTHER EVENTS

      MERGER AGREEMENT WITH SURPLUS SOFTWARE, INC.

      On April 30, 1997, Egghead, Inc. ("Egghead") executed an Agreement and Plan of Merger, dated as of April 30, 1997 (the "Merger Agreement"), by and among Egghead, Surplus Software, Inc., an Oregon corporation ("Surplus Direct"), the principal shareholders of Surplus Direct (the "Principal Shareholders") and North Face Merger Sub, Inc., a wholly owned subsidiary of Egghead ("Merger Sub"), providing for the merger of Merger Sub into Surplus Direct, with Surplus Direct as the surviving corporation (the "Merger"). The parties intend that the Merger will qualify as a tax-free reorganization. Egghead will account for the transaction as a purchase.

      Pursuant to the Merger Agreement, Egghead will issue up to 5,600,000 shares of its common stock (the "Egghead Common Shares") in exchange for all outstanding shares of common stock (the "Surplus Direct Common Stock") and preferred stock (the "Surplus Direct Preferred Stock") of Surplus Direct and upon the exercise of options to purchase Surplus Direct Common Stock (the "Surplus Direct Options") to be assumed by Egghead. At the effective time of the Merger (the "Effective Time"), Merger Sub will merge with and into Surplus Direct and Surplus Direct, as the surviving corporation, will become a wholly owned subsidiary of Egghead.

      The total number of Egghead Common Shares to be issued in the Merger is fixed at 5,600,000; however, the allocation of the Egghead Common Shares among the Surplus Direct Common Stock, the Surplus Direct Preferred Stock and the Surplus Direct Options will be determined in accordance with the Merger Agreement based on the average closing price of Egghead Common Shares during the 30-day period ending three days prior to the closing (the "Closing") of the Merger. For example, if such average price is $4.625, each outstanding share of Surplus Direct Common Stock and Surplus Direct Preferred Stock will be converted into 1.53 and 2.01 Egghead Common Shares, respectively, and the terms of each Surplus Direct Option assumed by Egghead will be adjusted to reflect the conversion ratio for the Surplus Direct Common Stock. Surplus Direct shareholders will receive cash in lieu of any fractional Egghead Common Share.

      Based on the capitalization of Egghead and Surplus Direct as of April 30, 1997, immediately following consummation of the Merger the shareholders of Surplus Direct will own approximately 23.3% of the outstanding Egghead Common Shares (including the Holdback Shares described below and assuming no exercise of outstanding Surplus Direct Options to be assumed by Egghead) (the "Share Consideration").

      The Merger Agreement provides that, for up to one year following the Closing, and subject to certain other limitations, the Share Consideration may be reduced by a number of Egghead Common Shares equal in value to claims for indemnification by Egghead pursuant to the Merger Agreement, provided such claims exceed $300,000 in the

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aggregate.  Egghead Common Shares representing approximately 10% of the Share
Consideration (the "Holdback Shares") will be retained by Egghead in order to effect any necessary reduction in the Share Consideration. The Holdback Shares will be Egghead's sole recourse in the event of claims for indemnification pursuant to the Merger Agreement.

      The Merger is subject to approval of the issuance of Egghead Common Shares pursuant to the Merger Agreement by holders representing a majority of the Egghead Common Shares present in person or represented by proxy at a special meeting of Egghead shareholders, and approval of the Merger Agreement by the holders of a majority of the outstanding Surplus Direct Common Stock and a majority of the outstanding Surplus Direct Preferred Stock at a special meeting of Surplus Direct shareholders. Egghead and Surplus Direct intend to hold their respective special shareholders meetings in August 1997. The parties expect that the Closing will occur on or before August 31, 1997. The Merger also is subject to customary closing conditions, including, without limitation, the making of all necessary governmental filings, the expiration or termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the effectiveness of a registration statement to be filed with the Securities and Exchange Commission with respect to the Egghead Common Shares to be issued in the Merger. Under certain circumstances, either Egghead or Surplus Direct may be required to pay a termination fee of up to $2,000,000 and to reimburse the other party for its expenses if the Merger Agreement is terminated.

      In connection with the signing of the Merger Agreement, Egghead and Surplus Direct entered into a Bridge Loan Agreement, dated April 30, 1997, pursuant to which Egghead loaned Surplus Direct $2,000,000 (the "Bridge Loan") to finance its working capital needs pending completion of the Merger. The Bridge Loan will bear interest at the prime rate (as quoted by Seattle-First National Bank) plus 5.0% per annum and will be due on December 31, 1997 in the event that the Closing does not occur. The Bridge Loan is subordinated to up to $4.5 million of senior indebtedness of Surplus Direct under its bank credit facility with U.S. Bank of Oregon (the "U.S. Bank Debt") and ranks pari passu with $2.0 million of Surplus Direct debt under a subordinated note payable to SV Capital Partners, L.P. (the "SV Capital Note"). The Bridge Loan and the SV Capital Note are secured by a second lien (behind the U.S. Bank Debt) on the principal assets of Surplus Direct. Egghead has agreed to repay the U.S. Bank Debt and the SV Capital Note at the Closing, and U.S. Bank of Oregon and SV Capital Partners, L.P. have agreed not to accelerate their loans prior to the Closing, except under specified circumstances.

      Concurrently with the signing of the Merger Agreement, Egghead and the Principal Shareholders entered into an agreement, dated as of April 30, 1997 (the "Shareholders Agreement"), pursuant to which, among other things, the Principal Shareholders have agreed to vote for approval of the Merger Agreement. As of April 30, 1997, the Principal Shareholders had the power to vote shares representing approximately 93.9% of the Surplus Direct Common Stock and approximately 99.3% of the Surplus Direct Preferred Stock.

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      Certain officers and other employees of Surplus Direct entered into amendments to their existing employment agreements with Surplus Direct, to become effective at the Effective Time, that provide for adjusted base salaries, annual bonuses and approximately $1 million in signing bonuses. The amended employment agreements also provide for certain severance benefits upon termination of employment by Surplus Direct. In addition, following the Effective Time, the Egghead Board will take all requisite action to appoint Gregory J. Boudreau and Jonathan W. Brodeur, Chairman and President, respectively, of Surplus Direct, to the Egghead Board.

      The Merger Agreement, Shareholders Agreement and Bridge Loan Agreement (together, the "Agreements") and a joint press release issued by the parties to announce the Merger are filed as exhibits to this report and are incorporated herein by reference. The descriptions of the Agreements herein do not purport to be complete and are qualified in their entirety by the provisions of the Agreements.

      The Egghead Common Shares are quoted on the Nasdaq National Market under the trading symbol "EGGS."

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)    Exhibits

     Exhibit Number     Description
     --------------     -----------

     2.1                Agreement and Plan of Merger among
                        Egghead, Inc., Surplus Software, Inc. and
                        North Face Merger Sub, Inc., dated as of
                        April 30, 1997.

    10.1                Shareholders Agreement among Egghead, Inc.
                        and certain shareholders of Surplus
                        Software, Inc., dated as of
                        April 30, 1997.

    10.2               Bridge Loan Agreement between Egghead,
                       Inc. and Surplus Software, Inc., dated
                       April 30, 1997.

    99.1               Press Release issued May 1, 1997.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EGGHEAD, INC.



May 5, 1997                          By    /s/ George P. Orban
                                        ----------------------------------------
                                        George P. Orban, Chairman of the Board
                                        and Chief Executive Officer

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                                  EXHIBIT INDEX


     Exhibit Number    Description                                         Page
     --------------    -----------                                         ----

     2.1               Agreement and Plan of Merger among
                       Egghead, Inc., Surplus Software,
                       Inc. and North Face Merger Sub,
                       Inc., dated as of April 30, 1997.

    10.1               Shareholders Agreement among
                       Egghead, Inc. and certain
                       shareholders of Surplus Software,
                       Inc., dated as of April 30, 1996.

    10.2               Loan Agreement between Egghead,
                       Inc. and Surplus Software, Inc.,
                       dated April 30, 1997.

    99.1               Press Release issued May 1, 1997.


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